AMENDMENT ONE TO THE
FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
BIOMED REALTY, L.P.

THIS AMENDMENT ONE (this “Amendment”) TO THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the “Current Partnership Agreement”) of BioMed Realty, L.P., a Maryland limited partnership (the “Partnership”), is executed and effective as of the 6th day of February, 2014, by and among BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), as the General Partner, and the Limited Partners of the Partnership.
EXPLANATORY STATEMENT
WHEREAS, pursuant to Section 7.3.C of the Current Partnership Agreement, the General Partner has the exclusive power to amend the Agreement, among other purposes, to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Agreement that will not be inconsistent with law or with the provisions of the Agreement;

WHEREAS, the General Partner believes it is desirable and in the best interest of the Partnership to amend the Current Partnership Agreement as set forth herein; and

WHEREAS, terms used but not defined herein shall have the meanings assigned to them in the Current Partnership Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the following definitions shall be added to Article I of the Current Partnership Agreement:
“Optionee” means a Person to whom a stock option is granted under any Stock Plan.

“Partnership Employee” means an employee or other service provider of the Partnership or of a Subsidiary of the Partnership, if any, acting in such capacity.
“Vesting Date” has the meaning set forth in Section 4.4(B)(3)(b) hereof.
FURTHER RESOLVED, that Section 4.3(C) of the Current Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“C. Issuance of REIT Shares or Other Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, other shares of capital stock of the General Partner or New Securities (other than REIT Shares issued in accordance with or pursuant to Section 4.4 or Section 8.6 or such shares, stock or securities pursuant to a dividend or distribution (including any stock split) to all of its stockholders or all of its stockholders who hold a particular class of stock of the General Partner) unless (i) the General Partner shall cause the Partnership to issue to the General Partner, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the REIT Shares, other shares of capital stock of the General Partner or New Securities issued by the General Partner and (ii) the General Partner shall make a Capital Contribution of the net proceeds from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue REIT Shares, other shares of capital stock of the General Partner or New Securities for no tangible value or for less than Fair Market Value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the interests of the Partnership; and (y) the General Partner contributes all proceeds, if any, from such issuance and exercise to the Partnership.”

FURTHER RESOLVED, that Section 4.4 of the Current Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“Section 4.4 Other Contribution Provisions and Stock Plans

A.Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given (or is treated as having received) a Capital Account at the time of admission in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, in its sole discretion, one or more Limited Partners may enter into agreements with the Partnership, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Partnership.
B.    Stock Plans.
(1) Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Stock Plan, a stock option granted for REIT Shares to a Person other than a Partnership Employee is duly exercised:
(a) The General Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such stock option.
(b) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4(B)(1)(a) hereof, the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Units), an amount equal to the Fair Market Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.
(c) An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.B(1)(b) hereof.
(2) Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Stock Plan, a stock option granted for REIT Shares to a Partnership Employee is duly exercised:

(a) The General Partner shall sell to the Optionee, and the Optionee shall purchase from the General Partner, for a cash price per share equal to the Fair Market Value of a REIT Share at the time of the exercise, the number of REIT Shares equal to (i) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (ii) the Fair Market Value of a REIT Share at the time of such exercise.
(b) The General Partner shall sell to the Partnership (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, the General Partner shall sell to such Subsidiary of the Partnership), and the Partnership (or such Subsidiary, as applicable) shall purchase from the General Partner, a number of REIT Shares equal to (i) the number of REIT Shares as to which such stock option is being exercised less (ii) the number of REIT Shares sold pursuant to Section 4.4.B(2)(a) hereof. The purchase price per REIT Share for such sale of REIT Shares to the Partnership (or such subsidiary) shall be the Fair Market Value of a REIT Share as of the date of exercise of such stock option.
(c) The Partnership shall transfer to the Optionee (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, such Subsidiary shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Shares described in Section 4.4.B(2)(b) hereof.
(d) The General Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the General Partner in connection with the exercise of such stock option. An equitable Percentage Interest adjustment shall be made as a result of such contribution (expressed in and as additional Partnership Units).
(3) Restricted Stock Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Stock Plan (other than in connection with one or more stock options), any REIT Shares are issued to a Person other than a Partnership Employee in consideration for services performed for the General Partner:
(a) The General Partner shall issue such number of REIT Shares as are to be issued to such Person in accordance with the Stock Plan; and
(b) On the date (such date, the “Vesting Date”) that the Fair Market Value of such shares is includible in taxable income of such Person, the following events will be deemed to have occurred: (i) the General Partner shall be deemed to have contributed the Fair Market Value of such REIT Shares to the Partnership as a Capital Contribution, and (ii) the Partnership shall issue to the General Partner on the Vesting Date a number of Partnership Units equal to the number of newly issued REIT Shares.
(4) Restricted Stock Granted to Partnership Employees. If at any time or from time to time, in connection with any Stock Plan (other than in connection with one or more stock options), any REIT Shares are issued to a Partnership Employee in consideration for services performed for the Partnership or the Partnership Subsidiaries:
(a) The General Partner shall issue such number of REIT Shares as are to be issued to the Partnership Employee in accordance with the Stock Plan;

(b) On the Vesting Date, the following events will be deemed to have occurred: (i) the General Partner shall be deemed to have sold such shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Subsidiary of the Partnership, to such Subsidiary) for a purchase price equal to the Fair Market Value of such shares, (ii) the Partnership (or such Subsidiary) shall be deemed to have delivered the shares to the Partnership Employee, (iii) the General Partner shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (iv) in the case where the Partnership Employee is an employee of a Subsidiary of the Partnership, the Partnership shall be deemed to have contributed such amount to the capital of such Subsidiary; and
(c) The Partnership shall issue to the General Partner on the Vesting Date a number of Partnership Units equal to the number of newly issued REIT Shares in consideration for the Capital Contribution described in Section 4.4(B)(4)(b)(iii) above.
(5) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Section 4.4 may become necessary or advisable and that any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners.
(6) Issuance of Partnership Units. The Partnership is expressly authorized to issue Partnership Units in accordance with any Stock Plan pursuant to this Section 4.4 without any further act, approval or vote of any Partner or any other Persons.”

- Signature page follows -

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the day and year first written above.

GENERAL PARTNER

BioMed Realty Trust, Inc.,
a Maryland corporation

By:	/S/	Jonathan P. Klassen
	Name:	Jonathan P. Klassen
	Title:	Senior Vice President